 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                                                          Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

CORPORATE CAPITAL TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐   Fee paid previously with preliminary materials:

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

The following letter was mailed by Corporate Capital Trust, Inc. to certain stockholders on or about August 25, 2017.

* * *

CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801-3336
tel 407.650.1000 800.522.3863
www.CorporateCapitalTrust.com

Investor Inquiries:
P.O. Box 219001
Kansas City, Missouri 64121-9001
toll-free 866.650.0650

Dear Shareholder,

According to our records, we have not yet received your vote for the upcoming September 5, 2017 shareholder meeting. As you know, we filed a definitive proxy statement on May 25, 2017. This proxy contains a number of proposals that, if adopted, will effectively position the company to pursue a listing of its shares of common stock on a national securities exchange and lower annual management fees upon such potential listing.

At our first shareholder meeting on August 3, 2017, four of the proposals received the required number of votes, but we still need your vote to pass the remaining items. Join your fellow shareholders and vote today!

Your vote is extremely important. We urge you to take the time to vote your shares today by using one of the voting options outlined below:

1)	Call a proxy voting specialist today at 1-855-835-8319. Representatives are available weekdays from 9:00 a.m. to 10 p.m. ET. You may also call the toll-free number located on your proxy card, enter the control number and follow the prompts.
2)	Vote by Internet at www.proxyvote.com and enter the control number on your proxy card and follow the prompts.
3)	Vote by mail by completing, signing and dating the enclosed proxy card and returning it in the pre-paid envelope provided in this package.

The Board of Directors recommends that you vote FOR all proposals. With your support, once listed, we expect that the company will be the third-largest publicly-traded business development company in the country, and we expect that the listing will open new opportunities for growth into the future. If you have not yet submitted your proxy, I encourage to you to vote as soon as possible. Voting your shares early will help us reduce expenses related to the proxy solicitation and may facilitate an earlier date of listing.

Sincerely,

Chirag J. Bhavsar

Chief Operating Officer and Chief Financial Officer

Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Credit Advisors (US) LLC

Additional Information and Where to Find It

In connection with the matters described in this communication, the company has filed relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A. The company has mailed the definitive proxy statement and a proxy card to each shareholder entitled to vote at the shareholder meeting relating to such matters. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS DESCRIBED IN THIS COMMUNICATION. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at the company’s website (http://www.corporatecapitaltrust.com/investor-resources), or by writing to the company at 450 S. Orange Avenue, Orlando, Florida 32801 (telephone number 866-650-0650).

Participants in the Solicitation

The company and its directors and officers may be deemed to be participants in the solicitation of proxies from the company’s shareholders with respect to the matters described in this communication. Information about the company’s directors and officers, as well as the identity of other potential participants, and their respective direct or indirect interests in such matters, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC.

Forward Looking Statements

The information in this communication may include “forward-looking statements.” These statements are based on the beliefs and assumptions of the company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from the company’s expectations include disclosed in the Company’s 10-K, 10-Qs and other public filings with the SEC. The Company undertakes no obligation to update such statements to reflect subsequent events.

Important reminder. To express our appreciation for your participation, we are offering you a choice of making a $1 donation to one of two charities, the Boys & Girls Clubs of America or the Hiring Our Heroes initiative of the U.S. Chamber of Commerce Foundation, to be paid by our advisors, CNL Fund Advisors Company and KKR Credit Advisors (US) LLC.

Approximately $25,000 has already been raised. Your participation today can make a difference and help change lives. Details are on the enclosed proxy card. To speak with a proxy voting specialist, call 1-855-835-8319.